            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                 JUNE 13, 1996
                                                          REGISTRATION NO.  333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ----------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                          THE WILLIAMS COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                73-0569878
   (State or other jurisdiction of                  (I.R.S.  Employer
    incorporation or organization)                 Identification No.)

                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA  74172
                                 (918) 588-2000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                           WILLIAM G. VON GLAHN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          THE WILLIAMS COMPANIES, INC.
                              ONE WILLIAMS CENTER
                             TULSA, OKLAHOMA 74172
                                 (918) 588-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

                                ----------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                ----------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                               PROPOSED
     TITLE OF EACH                                            PROPOSED         MAXIMUM
       CLASS OF                                               MAXIMUM         AGGREGATE          AMOUNT OF
     SECURITIES TO                       AMOUNT TO        AGGREGATE PRICE      OFFERING         REGISTRATION
     BE REGISTERED                     BE REGISTERED          PER UNIT          PRICE               FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock (Par Value $1 per share)    373,402(1)          $40.76(2)     $15,219,865.52(2)      $4,612.08
--------------------------------------------------------------------------------------------------------------------

(1) Together with accompanying preferred stock purchase rights as to which no separate fee is payable.
(2) Estimated based upon the average of the high and low market prices on June 10, 1997, solely for the purpose of calculating the registration fee in accordance with Rule 457(c).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


                                ----------------

                   SUBJECT TO COMPLETION, DATED JUNE 13, 1997

PROSPECTUS
                                 373,402 SHARES
                          THE WILLIAMS COMPANIES, INC.

                                  COMMON STOCK
                                 ($1 PAR VALUE)

                                ----------------


         All the shares of Common Stock, $1.00 par value, being offered hereby (the "Shares") are held by certain stockholders (the "Selling Stockholders") of The Williams Companies, Inc. ("Williams" or the "Company"). Williams will not receive any of the proceeds from the sale of the Shares.

         The Selling Stockholders (and their respective donees, distributees, pledgees, and personal representatives) may, from time to time, offer for sale and sell or distribute the Shares to be offered by them hereby (a) in transactions executed on the New York Stock Exchange, the Pacific Stock Exchange, or other exchanges on which the Shares may be traded, (b) in negotiated transactions, or (c) through other means. Sales may be effected at market prices prevailing at the time of sale or at such other prices as may be negotiated by the Selling Stockholders.

         The Selling Stockholders may effect such transactions by selling Shares to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholders (which compensation, if any, is not expected to be in excess of customary commissions). The Selling Stockholders and any dealers that participate with the Selling Stockholders in the distribution of Shares may be deemed to be underwriters, and any commissions received by them and any profit on the resale of Shares sold by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.


                                ----------------


    THE COMPANY'S COMMON STOCK IS LISTED ON THE NEW YORK AND PACIFIC STOCK EXCHANGES.

                                ----------------



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS.  ANY REPRESENTATION TO  THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                ----------------

                                 June __, 1997

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES

AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the
Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, or from the Commission's worldwide web site at http://www.sec.gov. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements, and other information can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 618 South Spring Street, Los Angeles, California 90014.

                                ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are hereby incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

         (c) The Company's Proxy Statement dated March 26, 1997, in connection with its Annual Meeting of Stockholders held on May 15, 1997.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the 1934 Act prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained in any previously filed document or contained herein shall be deemed modified or superseded to the extent that a statement contained in a subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERENCED ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE WILLIAMS COMPANIES, INC., ONE WILLIAMS CENTER, TULSA, OKLAHOMA 74172, ATTENTION: CORPORATE SECRETARY, (918) 588-2000.

                                ----------------


                                  THE COMPANY

         The Company, through subsidiaries, engages in the transportation and sale of natural gas and related activities; natural gas gathering, processing, and treating activities; the transportation and terminaling of petroleum products; hydrocarbon exploration and production activities; the production and marketing of ethanol; and energy commodity trading and marketing and provides a variety of other products and services, including price-risk management services, to the energy industry. The Company also engages in the communications business. The Company's energy subsidiaries own and operate: (i) five interstate natural gas pipeline systems; (ii) natural gas production properties; (iii) natural gas gathering and processing facilities; (iv) a common carrier petroleum products and crude oil pipeline system; (v) petroleum products terminals; and (vi) ethanol production facilities. The Company also trades and markets energy commodities and offers price-risk management services. The Company's communications subsidiaries offer: (i) data, voice, and video-related products and services; (ii) advertising distribution services, (iii) video services and other multimedia services for the broadcast industry; (iv) broadcast facsimile and audio- and videoconferencing services for businesses; (v) interactive, computer-based training and services; (vi) customer-premise voice and data equipment, including installation and maintenance; and (vii) network integration and management services nationwide. The Company also has investments in the equity of certain other companies.

         The Company was incorporated under the laws of the State of Nevada in 1949 and was reincorporated under the laws of the State of Delaware in 1987. The principal executive offices of the Company are located at One Williams Center, Tulsa, Oklahoma 74172 (telephone (918) 588-2000).

                                ----------------


                          DESCRIPTION OF COMMON STOCK

         The Selling Stockholders (and their respective donees, distributees, pledgees, and personal representatives) may offer to sell, from time to time, up to 373,402 shares of Common Stock, $1.00 par value, of the Company, which are accompanied by preferred stock purchase rights (the "Rights"). The following description of the Shares and accompanying Rights does not purport to be complete and is qualified in its entirety by reference to pertinent sections of the Company's Restated Certificate of Incorporation, which is incorporated by reference in this Registration Statement.

         Holders of Common Stock are entitled to dividends as declared by the Board of Directors. Debt instruments of certain subsidiaries of the Company limit the amount of dividend payments to the Company, which may adversely impact the funds available to the Company to pay dividends on its Common Stock.

         Subject to the rights of the holders of any outstanding shares of Preferred Stock, holders of Common Stock are entitled to cast one vote for each share held of record on all matters. Voting securities do not have cumulative voting rights. This means that the holders of more than 50 percent of the voting power of all securities outstanding voting for the election of directors can elect 100 percent of the directors if they choose to do so; and in such event, the holders of the remaining voting power will not be able to elect any person or persons to the Board of Directors.

         Stockholders have no preemptive or subscription rights upon the issuance of additional shares of the Company's stock of any class or series. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, the holders of Common Stock are entitled to share ratably in the assets of the Company available for distribution after provision for creditors and holders of preferred stock. All of the issued and outstanding Common Stock is duly authorized, validly issued, fully paid, and will not be subject to further calls or assessments.

ANTITAKEOVER PROVISIONS

         The provisions of the Company's Restated Certificate of Incorporation summarized in the succeeding paragraphs may be deemed to have an antitakeover effect and may delay a tender offer or takeover attempt which a stockholder might consider in such stockholder's best interest, including those attempts which might result in a premium over the market price for the shares held by stockholders.

         The Board of Directors of the Company is divided into three classes, which are elected for three-year terms. Stockholders may only remove any one or all of the directors for cause and by an affirmative vote of 75 percent of the voting power of the stock.

         The Restated Certificate of Incorporation provides that the approval of 75 percent of the voting power of the stock is required for the authorization of certain mergers and sales or leases of substantial parts of the assets of the Company.

         The affirmative vote of 75 percent of the voting power of the stock is required to amend the provisions of the Restated Certificate of Incorporation referred to in the preceding two paragraphs.

         On January 21, 1996, the Board of Directors of the Company adopted a Stockholder Rights Plan (the "Rights Plan") to replace its existing rights plan which expired at the close of business February 6, 1996. Under the Rights Plan, rights ("Rights") were distributed at the close of business on February 6, 1996, as a dividend at the rate of one Right for each share of common stock, par value $1.00 per share (the "Common Stock"), of the Company held by stockholders of record as of the close of business on February 6, 1996. Each Right entitles the registered holder to purchase from the Company a unit (a "Unit") consisting of one two-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), at a purchase price of $140.00 per Unit (the "Purchase Price"), subject to adjustment. This description of the Rights is qualified in its entirety by reference to the Amended and Restated Rights Agreement, dated as of February 6, 1996, between Williams and First Chicago Trust Company of New York (the "Rights Agreement") which is incorporated herein by reference and which is an exhibit to the Registration Statement of which this Prospectus forms a part.

         The Rights attach to all Common Stock certificates representing outstanding shares. No separate Rights certificates have been distributed.
The Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding shares of Common Stock (the "Stock Acquisition date"), (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30 percent or more of such outstanding shares, or (iii) ten business days after the Board of Directors of the Company determines any person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of Common Stock which the Board of Directors determines to be substantial (which amount shall in no event be less than 10 percent of the shares of Common Stock outstanding) and at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, shall determine that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such persons or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time, or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company (any such person being referred to herein and in the Rights Agreement as an "Adverse Person"). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, Rights certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors and as described in the Rights Agreement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of rights, a number of Rights be exercised so that only whole shares of Junior Preferred Stock will be issued.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 6, 2006, unless earlier redeemed by the Company as described below.

         In the event that, at any time following the Distribution Date, (i) a Person becomes the beneficial owner of more than 20 percent of the then-outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair to and otherwise in the best interests of the Company and its shareholders) or (ii) the Board of Directors determines that a Person is an Adverse Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property, or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person shall immediately become null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the preceding paragraph), or (ii) 50 percent or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and the preceding paragraph are referred to as the "Triggering Events."

         The Purchase Price payable, and the number of Units of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock; (ii) if holders of the Junior Preferred Stock are granted certain rights or warrants to subscribe for Junior Preferred Stock or convertible securities at less than the current market price of the Junior Preferred Stock; or (iii) upon the distribution to holders of the Junior Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Junior Preferred Stock on the last trading date prior to the date of exercise.

         At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), payable in cash, Common Stock, or other consideration deemed appropriate by the Board of Directors. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

                                ----------------

                              SELLING STOCKHOLDERS

         The Shares, as listed below, are the number of Shares which may be offered by the Selling Stockholders named below (and by their donees, distributees, pledgees, and personal representatives). The Shares listed below constitute all of the Shares held by the Selling Stockholders prior to this offering. On March 7, 1997, the Selling Stockholders acquired the Shares from Williams pursuant to an Agreement and Plan of Merger dated as of March 1, 1997, (the "Agreement") among Critical Technologies, Inc., Technologies Acquisition Corporation, CTI Shareholders and Williams Communications Group, Inc. The Selling Stockholders are some of the former shareholders of Critical Technologies, Inc. The Selling Stockholders did not hold positions or have material relationships with the Company or any predecessor or affiliate thereof during the three years preceding such acquisition. Since such acquisition, certain of the Selling Stockholders have continued to be involved in the management of certain indirect subsidiaries of the Company.

                                                       NUMBER OF
                 SELLING STOCKHOLDER                  SHARES HELD
                 -------------------                  -----------
                 Raymond L. Bartle                       11,202
                 David L. Bross                           7,468
                 Matthew W. Bross                       134,426
                 James W. Cravens                        74,680
                 Michael W. Fallon                       14,936
                 Robert W. Frazier                       14,936
                 Timothy W. Hood                          9,335
                 Roger Q. Hoover                         22,404
                 Paul N. Noblett                         22,404
                 Bruce A. Owens                          14,936
                 James A. Wootten                        29,872
                 Tony O. Zeis                            16,803

                                ----------------

                              PLAN OF DISTRIBUTION

         The Selling Stockholders (and their respective donees, distributees, pledgees, and personal representatives) may, from time to time, offer for sale and sell or distribute the Shares to be offered by them hereby (a) in transactions executed on the New York Stock Exchange, the Pacific Stock Exchange, or other exchanges on which the Shares may be traded, (b) in negotiated transactions or (c) through other means. Sales may be effected at market prices prevailing at the time of sale or at such other prices as may be negotiated by the Selling Stockholders.

         The Selling Stockholders may effect such transactions by selling Shares to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders (which compensation, if any, is not expected to be in excess of customary commissions). The Selling Stockholders and any dealers that participate with the Selling Stockholders in the distribution of Shares may be deemed to be underwriters, and any commissions received by them and any profit on the resale of Shares sold by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.


                                ----------------

                                    EXPERTS

         The Company's financial statements and financial statement schedule included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report appearing in such Form 10-K. The financial statements and financial statement schedule referred to above are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements and schedules of the Company included in or incorporated by reference in any documents filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering will be so included or incorporated by reference in reliance upon the reports of independent auditors pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such independent auditors as experts in accounting and auditing.

                                ----------------

                                 LEGAL MATTERS

         Certain legal matters in connection with the Shares will be passed upon for the Company by William G. von Glahn, Senior Vice President and General Counsel of Williams. Mr. von Glahn beneficially owns approximately 26,331 shares of Williams' Common Stock and also has exercisable options to purchase an additional 31,715 shares of Williams' Common Stock. Pursuant to its bylaws and an indemnity agreement, Williams is required to indemnify Mr. von Glahn to the fullest extent permitted by Delaware law against any expenses actually and reasonably incurred by him in connection with any action, suit, or proceeding in which he is made party by reason of his being an officer of the Williams. Williams also maintains directors' and officers' liability insurance under which Mr. von Glahn is insured against certain expenses and liabilities.

                                    PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS.


ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                 The Company will pay the following expenses:

                 Securities and Exchange Commission registration fee  . .  $ 4,612.08
                 Accounting fees and expenses . . . . . . . . . . . . . .  $10,000.00
                 Miscellaneous Expenses . . . . . . . . . . . . . . . . .  $ 5,387.92
                                                                           ----------
                     TOTAL  . . . . . . . . . . . . . . . . . . . . . . .  $20,000.00
                                                                           ==========


                                ----------------


ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company, a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit, or proceeding in which such person is made party by reason of their being or having been a director, officer, employee, or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Bylaws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Company has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and to the extent insurance is maintained, for the continued coverage of such individuals.

         Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 16.         EXHIBITS.

         The following Exhibits are filed as part of this Registration
Statement:

Exhibit
Number                  Description
-------                 -----------

*3.1         --  Restated Certificate of Incorporation of Williams (filed as
                 Exhibit 4(a) to Form 8-B Registration Statement, filed August
                 20, 1987).

*3.2         --  Certificate of Designation with respect to the $2.21
                 Cumulative Preferred Stock (filed as Exhibit 4.3 to the
                 Registration Statement on Form S-3, filed August 19, 1992).

*3.3         --  Certificate of Amendment of Restated Certificate of
                 Incorporation, dated May 20, 1994 (filed as Exhibit 3(d) to
                 Form 10-K for the fiscal year ended December 31, 1994).

*3.4         --  Certificate of Designation with respect to the $3.50
                 Cumulative Convertible Preferred Stock (filed as Exhibit
                 3.1(c) to the Prospectus and Information Statement to Amendment No. 2 to the Registration Statement on Form S-4, filed March 30, 1995).

*3.5         --  Certificate of Increase of Authorized Number of Shares of
                 Series A Junior Participating Preferred Stock (filed as
                 Exhibit 3(f) to Form 10-K for the fiscal year ended December
                 31, 1995).

*3.6         --  Rights Agreement, dated as of February 6, 1996, between
                 Williams and First Chicago Trust Company of New York (filed as
                 Exhibit 4 to Williams Form 8-K, filed January 14, 1996).

*3.7         --  By-laws of Williams, as amended (filed, as amended, as Exhibit
                 3 to Form 10-Q for the quarter ended September 30, 1996).

*4.1         --  Form of Senior Debt Indenture between the Company and Chase
                 Manhattan Bank (formerly Chemical Bank), Trustee, relating to the 10 1/4% Debentures, due 2020; the 9 3/8% Debentures, due
                 2021; the 8 1/4% Notes, due 1998; Medium-Term Notes
                 (8.50%-9.31%), due 1998 through 2001; the 7 1/2% Notes, due
                 1999, and the 8 7/8% Debentures, due 2012 (filed as Exhibit
                 4.1 to Form S-3 Registration Statement No. 33- 33294, filed
                 February 2, 1990).

*4.2         --  Form of Subordinated Debt Indenture between the Company and
                 Chase Manhattan Bank (formerly Chemical Bank), Trustee, relating to 9.60% Quarterly Income Capital Securities, due
                 2025 (filed as Exhibit 4.2 to Form S-3 Registration Statement
                 No. 33-60397, filed June 20, 1995).

*4.3         --  U.S. $1,000,000,000 Amended and Restated Credit Agreement,
                 dated as of December 20, 1996, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A., as agent.

5            --  Opinion and consent of William G. von Glahn, Esq., Senior Vice
                 President and General Counsel of the Company, relating to the validity of the Shares.

*10.1        --  The Williams Companies, Inc. Supplemental Retirement Plan,
                 effective as of January 1, 1988 (filed as Exhibit 10(iii)(c) to Form 10-K for the year ended December 31, 1987).

*10.2        --  Form of Employment Agreement, dated January 1, 1990, between
                 Williams and certain executive officers (filed as Exhibit
                 10(iii)(d) to Form 10-K for the year ended December 31, 1989).

*10.3        --  Form of The Williams Companies, Inc.  Change in Control
                 Protection Plan between Williams and employees (filed as Exhibit 10(iii)(e) to Form 10-K for the year ended December
                 31, 1989).

*10.4        --  The Williams Companies, Inc. 1985 Stock Option Plan (filed as
                 Exhibit A to Williams' Proxy Statement, dated March 13, 1985).

*10.5        --  The Williams Companies, Inc. 1988 Stock Option Plan for
                 Non-Employee Directors (filed as Exhibit A to Williams' Proxy
                 Statement, dated March 14, 1988).

*10.6        --  The Williams Companies, Inc. 1990 Stock Plan (filed as Exhibit
                 A to Williams' Proxy Statement, dated March 12, 1990).

*10.7        --  The Williams Companies, Inc. Stock Plan for Non-Officer
                 Employees (filed as Exhibit 10(iii)(g) to Form 10-K for the fiscal year ended December 31, 1995).

*10.8        --  The Williams Companies, Inc. 1996 Stock Plan (filed as Exhibit
                 A to Williams' Proxy Statement, dated March 27, 1996).

*10.9        --  The Williams Companies, Inc. 1996 Stock Plan for Non-Employee
                 Directors (filed as Exhibit B to Williams' Proxy Statement, dated March 27, 1996).

*10.10       --  Indemnification Agreement, effective as of August 1, 1986, between Williams and members of the Board of Directors and certain officers of Williams (filed as Exhibit 10(iii)(e) to Form 10-K for the year ended December 31, 1986).

*12          --  Computation of Ratio of Earnings to Combined Fixed Charges and
                 Preferred Stock Dividend Requirements (filed as Exhibit 12 to
                 Form 10-K for the year ended December 31, 1996).

23.1         --  Consent of Independent Auditors.

23.2         --  Consent of William G. vonGlahn (included as part of Exhibit 5).

24           --  Power of Attorney together with certified resolution.

_______________
* Each such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.



ITEM 17.     UNDERTAKINGS.

   1.        The Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Company pursuant to
   Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions referred to in Item 15 above, or otherwise (other than the insurance policies referred to in Item 15), the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in a successful defense of any action, suit, or proceeding) is asserted against the Company by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                ---------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, County of Oklahoma, on the 13th day of June, 1997.


                                        THE WILLIAMS COMPANIES, INC.
                                        (Registrant)

                                        By  /s/ SHAWNA L. BARNARD
                                           -------------------------------
                                            Shawna L. Barnard
                                            Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:



                     SIGNATURE                                TITLE                                   DATE
                     ---------                                -----                                   ----
     /s/ KEITH E. BAILEY                        Chairman of the Board, President                  June 13, 1997
     -----------------------------------------  and Chief Executive Officer
     Keith E. Bailey                            (Principal Executive Officer)


     /s/ GLENN A. COX                           Director                                          June 13, 1997
     -----------------------------------------
     Glenn A. Cox

     /s/ THOMAS H. CRUIKSHANK                   Director                                          June 13, 1997
     ----------------------------------------
     Thomas H. Cruikshank


     /s/ PATRICIA L. HIGGINS                    Director                                          June 13, 1997
     -----------------------------------------
     Patricia L. Higgins

                                                Director
     ----------------------------------------
     W.R. Howell

     /s/ ROBERT J. LAFORTUNE                    Director                                          June 13, 1997
     -----------------------------------------
     Robert J. LaFortune

     /s/ JAMES C. LEWIS                         Director                                          June 13, 1997
     -----------------------------------------
     James C. Lewis

     /s/ JACK A. MacALLISTER                    Director                                          June 13, 1997
     -----------------------------------------
     Jack A. MacAllister

     /s/ PETER C. MEINIG                        Director                                          June 13, 1997
     -----------------------------------------
     Peter C. Meinig

     /s/ KAY A. ORR                             Director                                          June 13, 1997
     -----------------------------------------
     Kay A. Orr

     /s/ GORDON R. PARKER                       Director                                          June 13, 1997
     -----------------------------------------
     Gordon R. Parker

     /s/ JOSEPH H. WILLIAMS                     Director                                          June 13, 1997
     -----------------------------------------
     Joseph H. Williams

                               INDEX TO EXHIBIT


Exhibit
Number                  Description
-------                 -----------
*3.1         --  Restated Certificate of Incorporation of Williams (filed as
                 Exhibit 4(a) to Form 8-B Registration Statement, filed August
                 20, 1987).

*3.2         --  Certificate of Designation with respect to the $2.21
                 Cumulative Preferred Stock (filed as Exhibit 4.3 to the
                 Registration Statement on Form S-3, filed August 19, 1992).

*3.3         --  Certificate of Amendment of Restated Certificate of
                 Incorporation, dated May 20, 1994 (filed as Exhibit 3(d) to
                 Form 10-K for the fiscal year ended December 31, 1994).

*3.4         --  Certificate of Designation with respect to the $3.50
                 Cumulative Convertible Preferred Stock (filed as Exhibit
                 3.1(c) to the Prospectus and Information Statement to
                 Amendment No. 2 to the Registration Statement on Form S-4,
                 filed March 30, 1995).

*3.5         --  Certificate of Increase of Authorized Number of Shares of
                 Series A Junior Participating Preferred Stock (filed as
                 Exhibit 3(f) to Form 10-K for the fiscal year ended December
                 31, 1995).

*3.6         --  Rights Agreement, dated as of February 6, 1996, between
                 Williams and First Chicago Trust Company of New York (filed as
                 Exhibit 4 to Williams Form 8-K, filed January 14, 1996).

*3.7         --  By-laws of Williams, as amended (filed, as amended, as Exhibit
                 3 to Form 10-Q for the quarter ended September 30, 1996).

*4.1         --  Form of Senior Debt Indenture between the Company and Chase
                 Manhattan Bank (formerly Chemical Bank), Trustee, relating to the 10 1/4% Debentures, due 2020; the 9 3/8% Debentures, due
                 2021; the 8 1/4% Notes, due 1998; Medium-Term Notes
                 (8.50%-9.31%), due 1998 through 2001; the 7 1/2% Notes, due
                 1999, and the 8 7/8% Debentures, due 2012 (filed as Exhibit
                 4.1 to Form S-3 Registration Statement No. 33- 33294, filed
                 February 2, 1990).

*4.2         --  Form of Subordinated Debt Indenture between the Company and
                 Chase Manhattan Bank (formerly Chemical Bank), Trustee,
                 relating to 9.60% Quarterly Income Capital Securities, due
                 2025 (filed as Exhibit 4.2 to Form S-3 Registration Statement
                 No. 33-60397, filed June 20, 1995).

*4.3         --  U.S. $1,000,000,000 Amended and Restated Credit Agreement,
                 dated as of December 20, 1996, among Williams and certain of its subsidiaries and the banks named therein and Citibank,
                 N.A., as agent.

5            --  Opinion and consent of William G. von Glahn, Esq., Senior Vice
                 President and General Counsel of the Company, relating to the validity of the Shares.

*10.1        --  The Williams Companies, Inc. Supplemental Retirement Plan,
                 effective as of January 1, 1988 (filed as Exhibit 10(iii)(c)
                 to Form 10-K for the year ended December 31, 1987).

*10.2        --  Form of Employment Agreement, dated January 1, 1990, between
                 Williams and certain executive officers (filed as Exhibit
                 10(iii)(d) to Form 10-K for the year ended December 31, 1989).


*10.3        --  Form of The Williams Companies, Inc.  Change in Control
                 Protection Plan between Williams and employees (filed as
                 Exhibit 10(iii)(e) to Form 10-K for the year ended December
                 31, 1989).

*10.4        --  The Williams Companies, Inc. 1985 Stock Option Plan (filed as
                 Exhibit A to Williams' Proxy Statement, dated March 13, 1985).

*10.5        --  The Williams Companies, Inc. 1988 Stock Option Plan for
                 Non-Employee Directors (filed as Exhibit A to Williams' Proxy
                 Statement, dated March 14, 1988).

*10.6        --  The Williams Companies, Inc. 1990 Stock Plan (filed as Exhibit
                 A to Williams' Proxy Statement, dated March 12, 1990).

*10.7        --  The Williams Companies, Inc. Stock Plan for Non-Officer
                 Employees (filed as Exhibit 10(iii)(g) to Form 10-K for the fiscal year ended December 31, 1995).

*10.8        --  The Williams Companies, Inc. 1996 Stock Plan (filed as Exhibit
                 A to Williams' Proxy Statement, dated March 27, 1996).

*10.9        --  The Williams Companies, Inc. 1996 Stock Plan for Non-Employee
                 Directors (filed as Exhibit B to Williams' Proxy Statement, dated March 27, 1996).

*10.10       --  Indemnification Agreement, effective as of August 1, 1986, between Williams and members of the Board of Directors and certain officers of Williams (filed as Exhibit 10(iii)(e) to
                 Form 10-K for the year ended December 31, 1986).

*12          --  Computation of Ratio of Earnings to Combined Fixed Charges and
                 Preferred Stock Dividend Requirements (filed as Exhibit 12 to
                 Form 10-K for the year ended December 31, 1996).

23.1         --  Consent of Independent Auditors.

23.2         --  Consent of William G. vonGlahn (included as part of Exhibit 5).

24           --  Power of Attorney together with certified resolution.


_______________
* Each such exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.